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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Amendment No. 3 to the Registration Statement of Old Florida Bankshares, Inc. on Form S-4 of our report dated January 24, 2003, with respect to the consolidated financial statements of Marine Bancshares, Inc. included in the proxy statement/prospectus. We also consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.


                                                     /s/ Porter Keadle Moore LLP


Atlanta, Georgia
June 18, 2003